Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
June 20, 2017	(573) 778-1800

SOUTHERN MISSOURI BANCORP ANNOUNCES COMPLETION OF
"AT-THE-MARKET" OFFERING OF SHARES OF COMMON STOCK

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (the "Company") (NASDAQ: SMBC), the parent corporation of Southern Bank (the "Bank"), today announced that it successfully completed an at-the-market common stock issuance.  A total of 794,762 shares of the Company's common stock were sold at a weighted average price of approximately $31.46 per share, representing gross proceeds to the Company of approximately $25.0 million.  Net proceeds from the transaction, after the sales commission and other expenses, are expected to be approximately $24.1 million, which will be used for general corporate purposes, including loan growth, additional liquidity, and working capital.  As previously announced, the Company entered into an At Market Issuance Sales Agreement with Keefe, Bruyette & Woods, a Stifel Company, who acted as the distribution agent in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  You may obtain copies of the prospectus supplement and accompanying prospectus related to the offering without charge by visiting the SEC's website at www.sec.gov, or from Keefe, Bruyette & Woods, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (telephone 800.966.1559).

About Southern Missouri Bancorp and Southern Bank

Southern Missouri Bancorp is a bank holding company with consolidated assets of approximately $1.7 billion that conducts business primarily through Southern Bank, its wholly owned banking subsidiary.  Southern Bank provides its customers with a full array of community banking services.  Southern Bank focuses on relationship banking through its headquarters in Poplar Bluff and 38 additional full service offices and three limited service offices in Missouri, Arkansas and Illinois.  More information about the Company and Southern Bank may be found on the Company's website at www.bankwithsouthern.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those that are not historical facts.  Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control).  Forward-looking statements often include the words "believes," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would" and "could."  The Company's actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the Company's prospectus and prospectus supplement and the documents incorporated by reference therein.

The forward-looking statements are based upon management's beliefs and assumptions and are made as of the date of this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.